UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road
Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 30, 2007, we issued a press release announcing our results of operations for the three months and year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Reflected in our earnings for the three months and year ended December 31, 2006 are three items that require us to revise previously reported financial results. First, we have income from discontinued operations, primarily related to the sales of our Nordic payroll processing and facilities management services businesses. Second, our French business tax and profit sharing expenses, previously reported as Selling and administrative expenses, are now reported as Cost of services as we believe this presentation is more appropriate given the nature of these costs. Third, certain Eastern European subsidiaries previously reported in our France segment, and our Russian operations previously reported in our Other Operations segment, are now reported in our EMEA segment due to a change in the management structure. Attached hereto as Exhibit 99.3 are our Results of Operations and Operating Unit Results since January 1, 2004, reflecting the restatement of our financial results to exclude the earnings of the discontinued operations and reflecting the reclassification of the business tax and profit sharing expenses and the segment results.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 30, 2007

99.2	Presentation materials for January 30, 2007 conference call

99.3	Results of Operations and Operating Unit Results reflecting the restatement for discontinued operations and reclassification of certain expenses and segment results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: January 30, 2007	By:	/s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 30, 2007

99.2	Presentation materials for January 30, 2007 conference call

99.3	Results of Operations and Operating Unit Results reflecting the restatement for discontinued operations and reclassification of certain expenses and segment results.